UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 27, 2006

CBRL GROUP, INC.

 0-25225
(Commission File Number)

Tennessee	62-1749513
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

305 Hartmann Drive, Lebanon, Tennessee 37087

(615) 444-5533

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 27, 2006, CBRL Group, Inc. (the “Company”) entered into a Credit Agreement, effective as of that date (the “Credit Agreement”), among the Company, the Subsidiary Guarantors named therein, the Lenders, the Issuing Bank and Swing Line Bank named therein, SunTrust Bank, as syndication agent, Bank of America, N.A. and Keybank National Association as co-documentation agents and Wachovia Bank, National Association as Administrative Agent and Collateral Agent (the “Administrative Agent”) that provides for senior secured facilities in an aggregate principal amount of up to $1.25 billion (the “Credit Facilities”). A copy of the Credit Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference as though it were fully set forth herein.

The Credit Facilities are comprised of (a) a revolving credit facility in an aggregate principal amount of up to $250 million (the “Revolving Credit Facility”), and (b) a term loan facility in an aggregate principal amount of up to $1 billion , including up to $800 million available to finance a 16,750,000 share repurchase under the Company's recent modified "Dutch" auction tender offer described below (the “Initial Term Loan”), and up to $200 million of which will be available to be drawn in either a single drawing or two drawings of equal principal amounts, in each case until October 27, 2007 (the “Delayed Draw Term Loan”, together with the Initial Term Loan, the “Term Facility”).

The Revolving Credit Facility may be used to provide ongoing working capital and for other general corporate purposes of the Company and its subsidiaries. The final maturity of the Revolving Credit Facility is April 27, 2011 and will be payable in full at that time.

The proceeds of the Initial Term Loan will be used to: (a) finance the consummation of the repurchase of 16,750,000 shares of the Company’s common stock and pay related fees and expenses, (b) refinance all existing indebtedness of the Company and its subsidiaries, other than of existing capital leases and the Company’s 3.0% Zero-Coupon Contingently Convertible Senior Notes (the “Convertible Notes”) and (c) purchase additional shares of the Company’s outstanding common stock from time to time. The proceeds of the Delayed Draw Term Loan may be used to refinance in full the Company’s Convertible Notes and for other general corporate purposes. The final maturity of the Term Facility is April 27, 2013. The Term Facility will amortize in 27 equal quarterly installments of 0.25% of the original principal amount of the Term Facility (subject to adjustment for prepayments), with the remaining balance due upon maturity.

The interest rate in connection with the Credit Facilities shall be based on the Base Rate plus the Applicable Percentage (the “Base Rate Advance”), or Eurodollar Rate plus the Applicable Percentage (the “Eurodollar Rate Advance”). “Base Rate” means the higher of (a) the prime rate of interest established by the Administrative Agent and (b) the federal funds rate plus 0.50% per annum. The “Applicable Percentage” means 0.50% per annum for Base Rate Advances and 1.50% per annum for Eurodollar Rate Advances, subject to adjustment between 0% to 1.75%, depending upon certain financial ratios of the Company. “Eurodollar Rate” means the rate per annum as the London interbank offered rate for deposits in US dollars two business days before the first day of any interest period, as adjusted for maximum statutory reserves. Generally, a Base Rate Advance must be in a minimum aggregate amount of $1,000,000, and a Eurodollar Rate Advance must be in a minimum aggregate amount of $5,000,000.

The Credit Agreement also contains customary covenants, including, but not limited to, restrictions on:
•	incurrence of liens;
•	incurrence of additional debt
•	sales of assets;
•	investments;
•	declarations of dividends; and
•	capital expenditures.

In addition, the Credit Agreement requires maintenance of two financial covenants that are based upon a ratio of the Company’s debt to EBITDA, both as defined, and a ratio of EBITDA to net cash interest expense, as defined. These covenants, which are described more fully in the Credit Agreement, to which reference is made for a complete statement, both as defined,  of the covenants, are subject to certain exceptions and baskets.

The Credit Facilities are secured by all (whether now owned or hereafter owned) present and future stock or other membership interests in the present and future subsidiaries of the Company, subject to certain exceptions.

Item 1.02 Termination of a Material Definitive Agreement.

On April 27, 2006, the Company terminated its Revolving Credit Loan Agreement made and entered into as of February 21, 2003, by and among the Company, the Lenders, SunTrust Bank, in its capacity as Administrative Agent, Bank of America, N.A. and Wachovia Bank, in their capacity as Syndication Agents, and Fleet National Bank, in its capacity as Documentation Agent, which established a $300,000,000 revolving credit facility for the Company (the “2003 Credit Agreement”). This 2003 Credit Agreement was terminated in connection with the entry into the Credit Agreement described in Item 1.01 above.

The 2003 Credit Agreement provided for borrowings to refinance existing indebtedness, to finance acquisitions permitted under the terms of the 2003 Credit Agreement, to finance working capital needs and for other general corporate purposes of the Company and its subsidiaries. The rate on borrowings under the 2003 Credit Agreement generally was the prime rate of SunTrust Bank or LIBOR plus a specified percentage (which varied from 0.75% to 1.75%, depending upon certain financial ratios of the Company).

Item 2.03 Creation of a Direct Financial Obligation.

On April 27, 2006, the Company entered into the Credit Agreement, the terms and conditions of which are described in Item 1.01 of this Current Report on Form 8-K, which by this reference is incorporated herein.

Item 7.01 Regulation FD Disclosure.

On April 28, 2006, the Company issued a press release announcing the preliminary results of its modified “Dutch” auction tender offer to purchase up to 16,750,000 shares of its common stock. The press release, which by this reference is incorporated herein, was filed as Exhibit 99.A.5.E on Schedule TO-I (Amendment No. 2) (filed on April 28, 2006).

On May 2, 2006, the Company issued the press release that is furnished as Exhibit 99.1 to this Current Report on Form 8-K, which by this reference is incorporated herein, reporting comparable store sales for the five-week period ending April 28, 2006 for its Cracker Barrel Old Country Store® restaurants.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements. None

(b) Pro Forma Financial Information. None

(c) Exhibits.

10.1	Credit Agreement dated as of April 27, 2006

99.1	Press Release issued by CBRL Group, Inc. dated May 2, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBRL GROUP, INC.

Date: May 3, 2006	By:	/s/ N.B. Forrest Shoaf
N.B. Forrest Shoaf
Title: Senior Vice President, Secretary and General Counsel